Exhibit (a)(2)(ii)

This form of proxy is solicited by the management of EXFO Inc. (“EXFO” or the “Company”) in connection with the special meeting of shareholders of EXFO to be held virtually via live audio webcast at https://web.lumiagm.com/436109447, on August 13, 2021, at 10:00 a.m. (Québec City time) and at any adjournment or postponement thereof (the “Meeting”).

Appointment of Proxyholder

I/We, being holder(s) of subordinate voting shares or multiple voting shares of EXFO (the “Shares”), hereby appoint: François Côté, Lead Director, and Benoit Ringuette, Corporate Secretary, OR

(Print the name of the person you are appointing if this person is someone other than the individuals listed above)

as proxy of the undersigned, with full power of substitution, to attend, act and vote on the undersigned’s behalf in respect of all matters that may come before the Meeting and with authority to vote and act in such proxyholder’s discretion with respect to amendments or variations to matters referred to in the notice of Meeting and with respect to other matters which may properly come before the Meeting, and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned was/were personally present, with full power of substitution. If you appoint a proxyholder other than the two individuals listed above, YOU MUST return your proxy by mail, fax, email or Internet to AST and YOU MUST ALSO have the proxyholder either complete the online form available at https://lp.astfinancial.com/ControlNumber or call AST at 1-866-751-6315 (toll free in Canada and the United States) or 212-235-5754 (other countries) by 10:00 a.m. (Québec City time) on August 11, 2021 (or 48 hours, excluding Saturdays, Sundays and statutory holidays, prior to the commencement of the reconvened Meeting if the Meeting is adjourned or postponed) to properly register your proxyholder, so that AST may provide such proxyholder with a 13-digit proxyholder control number via email. Such 13-digit proxyholder control number will differ from the control number set forth on this proxy. Without a 13-digit proxyholder control number, your proxyholder will not be able to participate, interact, ask questions or vote at the Meeting, but will be able to attend as a guest.

VOTING RECOMMENDATION IS INDICATED BY HIGHLIGHTED TEXT OVER THE BOX.
Please use a dark black pencil or pen.

1. Arrangement Resolution	FOR	AGAINST
To consider, and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is outlined in Appendix A of the accompanying management proxy circular (the “Circular”), to approve an arrangement pursuant to section 192 of the Canada Business Corporations Act involving the Corporation and 11172239 Canada Inc., the whole as described in the Circular.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no choice is indicated for any particular item specified below, the Shares represented by this proxy form will be voted FOR such items. The undersigned hereby revokes any prior proxy or proxies relating to the Shares represented by this proxy and ratifies and confirms all that the proxyholder may do by virtue of this appointment, provided that such proxyholder votes in accordance with the instructions set out herein.
On any amendments or variations proposed or any new business properly submitted before the Meeting, I/we authorize you to vote as you see fit.

Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions. All proxies must be received by August 11, 2021 at 10:00 a.m. (Québec City time).

Proxy Form – Special Meeting of Shareholders of EXFO to be held on August 13, 2021

1.
This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2.
A shareholder has the right to appoint a person to attend and act for him, her or it and on his, her or its behalf at the Meeting other than the two individuals listed on the first page of this proxy. Such right may be exercised by inserting the name of such person in the blank space provided on the other side of this proxy. A person appointed as nominee to represent a shareholder does not need to be a shareholder of EXFO. A person appointed as proxyholder must attend the Meeting online or any adjournment or postponement thereof to vote. If you appoint a proxyholder other than the two individuals listed above, YOU MUST return your proxy by mail, fax, email or Internet to AST and YOU MUST ALSO have the appointee either complete the online form available at https://lp.astfinancial.com/ControlNumber or call AST at 1-866-751-6315 (toll free in Canada and the United States) or 212-235-5754 (other countries) by 10:00 a.m. (Québec City time) on August 11, 2021 (or 48 hours, excluding Saturdays, Sundays and statutory holidays, prior to the commencement of the reconvened Meeting if the Meeting is adjourned or postponed) to properly register your proxyholder, so that AST may provide such proxyholder with a 13-digit proxyholder control number via email. Such 13-digit proxyholder control number will differ from the control number set forth on this Proxy. Without a 13-digit proxyholder control number, your proxyholder will not be able to participate, interact, ask questions or vote at the Meeting, but will be able to attend as a guest.

3.	If this proxy is undated, it will be deemed to be dated the date on which it was mailed on behalf of EXFO.

4.
If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

How to Vote

INTERNET

•      Go to www.astvotemyproxy.com
•      Cast your vote online
•      View Meeting documents

You will need your control number, which will be provided by AST. If you choose to vote online, please do not return this proxy.

TELEPHONE

Use any touch-tone phone, call toll free in Canada and United States 1-888-489-7352 and follow the voice instructions

You will need your control number, which will be provided by AST. If you choose to vote by telephone, please do not return this proxy

To vote using your smartphone, please scan this QR Code
MAIL, FAX or EMAIL

•     Complete and return your signed proxy in the envelope provided or complete and send or personally deliver your signed proxy to:

AST Trust Company (Canada) (“AST”)
P.O. Box 721
Agincourt, ON, M1S 0A1

•     You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and the United States to 1-866-781-3111 or scan and send it by email to proxy@astfinancial.com.

An undated proxy is deemed to bear the date on which it is mailed by management of EXFO to you.

If you wish to receive investor documents electronically in future, please visit https://ca.astfinancial.com/edelivery to enroll.

All proxies must be received by August 11, 2021 at 10:00 a.m. (Québec City time ).

5.
Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Circular and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

6.
If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

All holders should refer to the Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of management of the Company.